EXHIBIT 10.7
CONFORMED COPY
As of September 21, 2011
Martin J. Wygod
c/o WebMD Health Corp.
16092 San Dieguito Road
P.O. Box 676306
Rancho Santa Fe, CA 92067-6306
Dear Marty:
     The purpose of this letter is to amend your Employment Agreement with WebMD Health Corp. (the “Company”) dated August 3, 2005, as amended on each of February 1, 2006, December 1, 2008, December 29, 2008 and July 9, 2009 (as so amended, the “Employment Agreement”).
     The Compensation Committee of the Board of Directors approved an increase in your annual base salary from $120,000 to $490,000. Accordingly, the first and second sentences of Section 2.1 of the Employment Agreement are amended to read as follows: “Effective September 21, 2011, the Company shall pay Executive for services during the Employment Period a base salary at the annual rate of $490,000”.
     Except as set forth herein, the Employment Agreement remains in full force and effect and is hereby ratified in all respects. All references to the Employment Agreement shall be deemed a reference to the Employment Agreement as amended hereby.
Sincerely,
WebMD Health Corp.

/s/ Lewis H. Leicher By: Lewis H. Leicher
Title: Senior Vice President
Agreed to:

/s/ Martin J. Wygod Martin J. Wygod